Exhibit 10.105

SUPPLEMENTAL INDENTURE NO. 4 TO MASTER INDENTURE

This SUPPLEMENTAL INDENTURE NO. 4 TO MASTER INDENTURE, dated as of December 12, 2024 (this “Supplemental Indenture”) is made between the World Financial Capital Master Note Trust, as Issuer (the “Issuer”), and U.S. Bank National Association, successor in interest to Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”), to the Master Indenture, dated as of September 29, 2008, between the Issuer and the Indenture Trustee (as amended by Supplemental Indenture No. 1, dated as of August 17, 2012, Supplemental Indenture No. 2, dated as of January 4, 2013 and Supplemental Indenture No. 3, dated as of September 1, 2017, the “Master Indenture”). Capitalized terms used and not otherwise defined in this Supplemental Indenture are used as defined in the Master Indenture.

WHEREAS, the Issuer and the Indenture Trustee desire to amend the Master Indenture in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.    Amendments to the Master Indenture.

(a) The definition of “Account Interchange Amount” set forth in Annex A to the Master Indenture is hereby deleted.

(b) The definition of “Collections” set forth in Annex A to the Master Indenture is hereby amended by amending and restating in its entirety the last sentence thereof as follows:

“Collections” means all payments (including Recoveries of Principal Receivables or Finance Charge Receivables and Insurance Proceeds, whether or not treated as Recoveries) received by Servicer with respect to the Receivables, including In-Store Payments, in the form of cash, checks (to the extent collected), wire transfers or other form of payment. If so specified in any Indenture Supplement, Collections shall also include any payments received by Servicer with respect to Participation Interests. Collections with respect to any Monthly Period include (i) Recoveries for such Monthly Period and (ii) the amounts of Interchange (if any) and Merchant Discount Fees (if any) for such Monthly Period determined in accordance with Section 5.1(l) of the Receivables Purchase Agreement.

(c) Clause (a) of the definition of “Eligible Account” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

Supplemental Indenture No. 4 to Master Indenture

(a)  is in existence and is serviced by the Account Originator or any Affiliate of the Account Originator and is not a commercial account;

(d) The definition of “Eligible Institution” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

“Eligible Institution” means (a) a depository institution (which may be the Owner Trustee or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States or any one of the states (including the District of Columbia) or territories thereof or any domestic branch of a foreign bank (i) that, so long as any outstanding Series is rated by S&P, has either (A) a long-term unsecured debt rating of at least “A” by S&P or (B) a short-term issuer rating of at least “A-1” by S&P, (ii) that, so long as any outstanding Series is rated by Fitch, has either (A) a long-term unsecured debt rating of at least “A” by Fitch or (B) a short-term issuer rating of at least “F1” by Fitch, and (iii) that, so long as any outstanding Series is rated by DBRS, has either (A) a long-term unsecured debt rating of at least “BBB (high)” by DBRS or (B) a short-term issuer rating of at least “R-1 (low)” by DBRS, or (b) any other institution that satisfies the publicly published, controlling and applicable ratings criteria established by each Rating Agency.

(e) Clause (b) in the definition of “Eligible Investments” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

(b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than the lesser of 60 days or the number of days until the next Transfer Date) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust’s investment or contractual commitment to invest therein, such depository institution or trust company shall have a short-term issuer rating from Moody’s and S&P of P-1 and A-1, respectively, and, if rated by Fitch, such depository institution or trust company shall have a short-term issuer rating from Fitch of F1;

(f) The definition of “Finance Charge Receivables” set forth in Annex A to the Master Indenture is hereby amended by inserting immediately following the last sentence thereof the following:

“Except as otherwise specified in any Indenture Supplement as to the related Series, Recoveries shall be treated as Collections of Finance Charge Receivables. The amounts of Interchange (if any) and Merchant Discount Fees (if any) allocable to any Series with respect to any Monthly Period shall be treated as Collections of Finance Charge Receivables with respect to such Series for such Monthly Period.”

Supplemental Indenture No. 4 to Master Indenture

(g) The definition of “Merchant” set forth in Annex A to the Master Indenture is hereby amended and restated in its entirety as follows:

“Merchant” means each merchant associated with an Approved Portfolio included on the list of Approved Portfolios delivered to the Trustee from time to time in accordance with Section 2.6(e) of the Transfer and Servicing Agreement and any other merchant reflected in an Assignment or associated with an Approved Portfolio.

(h) The following new definitions shall be inserted in Annex A to the Master Indenture in appropriate alphabetical order:

“Merchant Discount Fee” means the amount realized by RPA Seller on account of merchant fees and discounts relating to credit sales with respect to the Accounts.

SECTION 2. Conditions to Effectiveness. This Supplemental Indenture shall become effective as of the latest of (the “Effective Date”), (i) February 1, 2025, (ii) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (iii) satisfaction of each of the conditions precedent described in Section 10.2 of the Master Indenture, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Supplemental Indenture shall be a part of the Master Indenture and each reference in the Master Indenture to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby.

(b) Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplemental Indenture.

Supplemental Indenture No. 4 to Master Indenture

SECTION 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Supplemental Indenture by signing any such counterpart. Delivery by facsimile or electronic transmission of an executed signature page of this Supplemental Indenture shall be effective as delivery of an executed counterpart hereof. Each party agrees that this Supplemental Indenture may be electronically signed, and that any electronic signatures appearing on this Supplemental Indenture are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

SECTION 7. Limitation of Liability. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement has been executed and delivered by BNY Mellon Trust of Delaware, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement, and (e) in no event shall BNY Mellon Trust of Delaware in its individual capacity have any liability for the payment of any indebtedness or expenses of the Trust or be liable in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

SECTION 8. Rights of the Indenture Trustee. The Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Master Indenture, and shall not be responsible for the validity or sufficiency of this Supplemental Indenture, nor for the recitals contained herein.

[Signature Page Follows]

Supplemental Indenture No. 4 to Master Indenture

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Indenture
Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

WORLD FINANCIAL CAPITAL MASTER NOTE
TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its Individual
capacity but solely as Owner Trustee on behalf of Issuer

By: /s/ Dawn Plows
Name: Dawn Plows
Title: Associate

S-1	Supplemental Indenture No. 4 to Master Indenture